UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2024

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

delaware	001-39717	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 East Colorado Blvd. Suite 180

Pasadena, California 91101

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LIXT	The Nasdaq Stock Market LLC
Warrant to Purchase Common Stock	LIXTW	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Development Collaboration Agreement

On October 8, 2021, Lixte Biotechnology Holdings, Inc. (the “Company”) entered into a Development Collaboration Agreement (the “Collaboration Agreement”) with the Netherlands Cancer Institute, Amsterdam (NKI), one of the world’s leading comprehensive cancer centers, and Oncode Institute, Utrecht, a major independent cancer research center, to identify the most promising drugs to be combined with LB-100, and potentially LB-100 analogues, to be used to treat a range of cancers, as well as to identify the specific molecular mechanisms underlying the identified combinations.

On November 29, 2024, the parties signed an amendment (“Amendment 3”) to the Collaboration Agreement. This Amendment provides for a pause in the ongoing study activities and any payments thereunder until the initiation of a Phase 1b clinical trial combining LB-100 with a WEE1 inhibitor in metastatic colorectal cancer patients. The collaboration will resume upon dosing of the first patient in this clinical trial (the “Effective Date”), with the termination date revised to be one (1) year from the dosing date of the first patient.

Under Amendment 3, the parties will seek to study translational data derived from patient samples in clinical trials at NKI. Amendment 3 provides for a reduced annual budget of €100,000, invoiced quarterly, for one year from the Effective Date as compered to the initial budget of €250,000. The foregoing description of Amendment 3 does not purport to be complete and is subject to and qualified in its entirety by the full text of Amendment 3, a copy of which is filed hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Filed as part of this Current Report on Form 8-K are the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2024	LIXTE BIOTECHNOLOGY HOLDINGS, INC.

	By:	/s/ BASTIAAN VAN DER BAAN
Bastiaan van der Baan, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment 3 to Development Collaboration Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)